                   [INTERACTIVE INTELLIGENCE LOGO]


                         RESELLER AGREEMENT

THIS RESELLER AGREEMENT (this "Agreement"), effective July 8, 1998 (hereinafter "Effective Date") by and between Interactive Intelligence, Inc. (hereinafter "Publisher"), a corporation organized under the laws of Indiana, with principal offices located at 3500 DePauw Blvd., Suite 1060, Indianapolis, IN 46268, and NHancement Technologies Inc. (hereinafter "Reseller"), a corporation organized under the laws of Delaware, with principal offices at 39420 Liberty Street, Suite 250, Fremont, CA 94538.

                             WITNESSETH:

WHEREAS, Publisher is willing to supply Reseller with software and related training and certification to allow Reseller to deliver Publisher's client/server computer telephony software (the "Products") to end-user customers;

WHEREAS, Reseller represents that it is in the process of developing certain members of its workforce to become technically skilled and experienced at marketing, licensing and supporting client/server computer telephony solutions of the type for which it is to be appointed as a reseller by Publisher;

WHEREAS, Reseller either operates directly, has majority-owned subsidiaries or controls certain affiliated companies which operate, offices for consulting, selling and/or supporting the Products at locations identified at Exhibit A attached hereto and made a part hereof (the "Authorized Locations") or such other locations that may be identified and mutually agreed to from time to time, which Reseller represents have facilities and competently trained staff necessary for the marketing, sales and support of such Products;

WHEREAS, Reseller wishes to procure the rights to produce copies of the Products from a master copy provided by Publisher in order to provide solutions to its customers which may include the fulfillment of software, hardware, consulting services, implementation services, support and/or training as an authorized reseller of the Products under the terms and conditions of this Agreement;

NOW, THEREFORE, the parties agree as follows:

                                  SECTION 1
                                 DEFINITIONS

When used in this Agreement, the following capitalized terms shall have the meanings set forth in this Section:

     1.1 "PROGRAM LEVEL." Publisher appoints resellers at one of two Program Levels, either "Reseller Partner" or "Premier Partner" depending upon Reseller's qualifications and level of commitment to Publisher. Premier Partner shall execute and abide by the Premier Partner terms as defined in Exhibit B, attached hereto and made a part hereof.


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     1.2 "PROGRAM LICENSE FEE."  Publisher's annual fee for active, ongoing participation in one of Publisher's reseller programs as listed in the then-current Reseller Price list and as amended from time to time by Publisher.

     1.3 "PRODUCTS." Publisher's software packages consisting of (1) program code in machine-readable form recorded on electronic media; (2) a copy of the standard end-user documentation for such programs; (3) an End-User License Agreement setting forth license terms and establishing the rights and obligations of an End-User with respect to such programs; and (4) other written materials or electronic media relating to the programs and documentation, in a form ready to be supplied to customers of Reseller.

     1.4 "END-USER." Customer of Reseller who has executed an End-User License Agreement and who has acquired Products directly from the Reseller for its own use (and not for resale, re-marketing, timesharing, or service bureau use) in accordance with the terms of Publisher's End-User License Agreement.

     1.5 "RESELLER PRICE LIST." A list of Publisher's prices to be paid by Reseller, for program and Products and as amended from time to time by Publisher.

     1.6 "TECHNICAL SUPPORT." Technical assistance provided by Reseller through telephone support or at Reseller's locations relating to installation or use of Products by End-Users. Technical Support is to be provided by personnel of Reseller who have been trained and certified by Publisher.

     1.7 "PUBLISHER'S WARRANTY." The limited warranties with respect to the Products as defined in Section 9 hereof.

                                  SECTION 2
                            RESELLER'S APPOINTMENT

     2.1 APPOINTMENT OF RESELLER. Publisher hereby appoints Reseller as a reseller of the Products at the Authorized Locations specified in Exhibit A or such other locations as may be identified and mutually agreed upon from time to time, subject to the terms and conditions hereof. Reseller shall be authorized to market, license, install, support and/or deliver services based on Products at the Authorized Locations. With regard to the geographical area in which Reseller can resell the Products from each specified Authorized Location, it is agreed and understood that Reseller can resell the Products to any location in North America. At such time as Reseller can reasonably demonstrate to Publisher that Reseller has the ability to market, license, install and support the Products to End-Users in other countries, Reseller shall be permitted to apply for authorization to carry on such activities in such countries by signing a copy of the Interactive Intelligence International Reseller agreement.

     2.2 PROGRAM LEVEL. The terms of Publisher's appointment of Reseller, and Reseller's rights, shall be at the Program Level of "Reseller Partner" as defined by the current reseller program and as amended from time to time by Publisher at its discretion, unless and until Publisher and Reseller have mutually executed Exhibit B.

     2.3 NON-EXCLUSIVE. While this Agreement is in effect and at all times thereafter, Publisher shall have the unrestricted right to appoint other resellers to license the Products for installation in any industry or territory, including those in which Reseller operates. Publisher will not


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appoint a Reseller's End User to license the products as a Reseller partner without written notification to Reseller.

                                    SECTION 3
                              RESELLER'S OBLIGATIONS

     3.1 PROGRAM APPLICATION. Reseller represents and warrants that all the information provided on its membership application for the Publisher's reseller program is true and correct and warrants that the information will continue to be so during the term of this Agreement. Should there be any material changes in such information during the term of this Agreement, Reseller agrees to promptly inform Publisher in writing, detailing such changes.

     3.2 BUSINESS PLAN. Reseller shall submit an annual business plan for approval by Publisher within 30 days of the Effective Date or date of renewal of this Agreement using Publisher's then-current business plan form. Reseller acknowledges that a failure to submit such business plan may be grounds for termination or non-renewal of this Agreement. Reseller represents that it will use its best good faith reasonable business efforts to develop and implement such business plan as approved by Publisher, provided, however, that the failure to meet the goals or projections set forth in such annual business plan shall not, of itself, constitute grounds for termination of this Agreement.

     3.3 DEMONSTRATION FACILITIES. Reseller shall maintain at its cost and expense suitable demonstration facilities at which Products will be installed within 90 days of the Effective Date of this Agreement. Such facilities shall be comprised of appropriate compatible servers and associated peripheral equipment and system software in good and operating condition.

     3.4 CERTIFIED PERSONNEL. Reseller warrants that at all times it will employ a sufficient number of, but in no event less thant two (2), full-time technicians and one (1) full-time sales professional trained and certified by Publisher on the Products, subject to the need from time to train replacements for former or disabled employees. Reseller further warrants that it will maintain at least one engineer trained and certified on the Products at each Authorized Location located more than 250 miles from Reseller's principal offices, or have a Publisher approved plan for providing local service and support for these areas. Reseller shall bear the expense of such training including travel, lodging, and personnel costs of Reseller's employees.

     3.5 TECHNICAL SUPPORT. Reseller agrees to offer first-level Technical Support of Products for its customers, billable at Reseller's discretion at reasonable terms and conditions, as follows: (i) Reseller shall provide Technical Support to its customers, whether over the telephone, via electronic mail, the internet or otherwise, regarding the use of Publisher's Products; and (ii) Reseller shall offer and make available such Technical Support to its customers 24 hours-per-day, 7 days-per-week. Any Technical Support provided by Reseller to End-Users shall be provided by personnel of Reseller that have been trained and certified by Publisher. Publisher shall provide back-up support on a customer-by-customer basis only for those that
(i) have Product currently under Publisher's Warranty, or (ii) that have purchased a maintenance version of a software license for which Reseller has paid Publisher. At its sole discretion, Publisher may refer back to Reseller for Reseller's prompt handling of any inquiries received by Publisher from Reseller's customers.

     3.6 CUSTOMER SATISFACTION. Reseller agrees to maintain an acceptable level of customer satisfaction. Publisher reserves the right to contact


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Reseller's customers directly from time to time and survey Reseller's customers for overall satisfaction.

     3.7 SALES QUOTA. Reseller acknowledges that a failure to achieve the minimum volumes defined in Exhibit C may be grounds for termination of this agreement. With regard to Reseller's status as a Premier Partner, Publisher shall be entitled to evaluate Reseller's progress quarterly. In the event that Reseller fails to meet the Sales Quota for two (2) consecutive quarters, Publisher may notify Reseller in writing that Reseller has been placed on a minimum six (6) month probation as a Premier Partner. Reseller shall then submit to Publisher, within thirty (30) days of such notice, a satisfactory plan to meet the Sales Quota as a Premier Partner. If Publisher determines, in it's good faith discretion, that Reseller has not made satisfactory progress within the probation period, or has not met the applicable Sales Quota for four (4) consecutive quarters following the probation notice, then Publisher may terminate this agreement upon ten (10) days written notice to Reseller. If Reseller achieves the assigned Sales Quota for Premier Partner status for the following two (2) consecutive quarters, Reseller shall be re-instated as a Premier Partner.

     3.8 ORDERS. Reseller shall prepare and submit orders to Publisher within two (2) business days of having received a valid order, contract or End-User License Agreement from an End-User customer. Reseller's orders shall be submitted (by written correspondence, electronic form, e-mail, or facsimile) using Publisher's standard order form consistent with the terms hereof and as otherwise approved by Publisher. Upon acceptance by Publisher, Reseller's orders shall constitute binding commitments to accept and pay for the number and type of Products stated therein, in accordance with the terms and conditions hereof. Any terms or conditions contained in Reseller's orders other than the number and type of Products that Reseller is ordering shall not be binding unless accepted in writing by Publisher. Any conflict between the terms and conditions of this Agreement and the terms and conditions of any order or other communication submitted by Reseller to Publisher shall be resolved in favor of the terms and conditions of this Agreement.

     3.9 END-USER DELIVERABLES. Reseller agrees to provide each End-User with all Product warranty terms, limitations of liability, and license terms as defined and provided by Publisher. Reseller further agrees to deliver Products to each End-User in their entirety, reproduced accurately in their current release on quality materials and free from any and all defects in accordance with the original Products as provided by Publisher.

     3.10 RETURN OF PRODUCTS. Reseller agrees to accept returns of opened Products that are defective provided the Publisher's Warranty covers same and Publisher performs all warranty obligations to Reseller. Opened Products that are returned to Reseller by its customers solely by reason of defects may be returned to Publisher, insured and shipping prepaid by Reseller, for processing in accordance with the warranty provisions of this Agreement.

     3.11 COMPLIANCE WITH LAWS. Reseller warrants that it shall, at its own expense, (i) comply with any and all laws applicable to its activities and obligations under this Agreement and (ii) without limiting the generality of the foregoing, obtain and maintain in force at all times all licenses, registrations and other reports and authorizations applicable to Reseller's activities and obligations under this Agreement.

                                  SECTION 4
                        RESELLER INTERNAL-USE SOFTWARE

     4.1 DEVELOPER LICENSE. During the term of this Agreement, Publisher grants Reseller a non-exclusive, non-transferable, royalty-free, software

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license of Product, which shall terminate with the termination of this
Agreement (the "Developer License") for: (i) use in prototyping and/or developing custom applications; (ii) providing demonstrations to End-Users and potential End-Users; and (iii) testing and debugging such applications. This Developer License is for Reseller internal-use only and is limited to:
(a) a single server license at each Authorized Location and; (b) a total of five (5) Call Center User Licenses. The Developer License is software only and does not include required hardware.

     4.2 RESELLER'S INTERNAL-USE LICENSE. During the term of this Agreement Publisher shall license the Products to Reseller, pursuant to the execution of an End-User License Agreement, solely for Reseller's internal use (the "Reseller End-User License"). The Reseller End-User License shall survive termination of this Agreement. While this Agreement is in effect, Reseller may purchase non-exclusive, non-transferable, royalty-free, terminable Reseller End-User Licenses and maintenance at a discount of 50% on the then-current List Price as defined in the Reseller Price List. The Reseller End-User License is software only and does not include required hardware. Upon termination of this Agreement any further obligations of Publisher with respect to the Products subject to the Reseller End-User License shall be at the then-current List Price.

     4.3 DEMONSTRATION SOFTWARE. Reseller may use multiple copies of each Product at any Authorized Location for demonstration purposes. Further, full-time representatives of Reseller may use copies of each Product in the field for demonstrations.

                                 SECTION 5
                     LEAD DISTRIBUTION AND REPORTING

     5.1 LEAD DISTRIBUTION. Publisher may, at its discretion, transmit lead information to Reseller. Reseller agrees to take appropriate action regarding said leads within ten (10) business days of receipt of such information from Publisher. Should Reseller fail to act upon leads provided by Publisher, then Publisher reserves the right to reassign any such leads to another reseller, or act directly thereupon for its own benefit. Nothing herein obligates Publisher to provide lead information to Reseller, other than to Premier Partners as defined in Exhibit B.

     5.2 FOLLOW-UP REPORTS. Reseller agrees to submit follow-up reports to Publisher, in a manner to be prescribed by Publisher, that explain the status of leads supplied to Reseller by Publisher.

     5.3 FORECAST REPORTS. Reseller agrees to submit monthly revenue forecast reports to Publisher, in a manner prescribed by Publisher and as amended from time to time by Publisher, that detail the status of Reseller's prospective business for Publisher's products.

                                 SECTION 6
                            PRICING AND PAYMENT

     6.1 PROGRAM LICENSE FEE. Reseller shall pay Publisher an annual Program License Fee according to the then-current Reseller Price List as defined by Publisher. Publisher reserves the right to amend the Reseller Price List at any time upon thirty (30) days prior written notice to Reseller. If Reseller and Publisher renew this Agreement (and executed Exhibits, if any), pursuant to Section 11.1 hereof, then the current Program License Fee shall be due and payable on each anniversary of the Effective Date. Reseller shall be responsible for paying any taxes


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applicable to such licenses, except those assessed on the net income of
Publisher.

     6.2 RESELLER TRANSFER PRICE. The Reseller Transfer Price shall be in accordance with Publisher's then-current Reseller Price List (referred to herein as "Reseller Transfer Price"). All published prices are transfer prices only. Publisher may increase or decrease its Reseller Transfer Prices at any time upon thirty (30) days prior written notice to Reseller. Any such change will apply to purchase orders placed with Publisher after the effective date of such change. Reseller shall have the benefit of any price decrease on accepted orders the scheduled shipment date for which is at least thirty (30) days following the effective date of the price decrease, and provided Reseller submits a change order notice to Publisher to effect such change.

     6.3 PAYMENT TERMS.  All payments hereunder shall be made in U.S.
dollars within thirty (30) days from date of invoice. Late payments, except as excluded in paragraph 7.3, are subject to a late payment charge of two percent (2%) per month. Reseller shall receive a discount of one and one-half (1 1/2%) from the then-applicable Transfer Price if Reseller's Order, as submitted in accordance with Section 3.8 hereof, is accompanied by payment for such order.

     6.4 TAXES. Reseller shall be responsible for, and shall hold Publisher harmless from, the payment of any taxes applicable with respect to the Products provided hereunder, except for taxes imposed on the net income of Publisher. Reseller shall provide Publisher with a current copy of Reseller's permit showing that sales of Products to Reseller hereunder are exempt from any state or local sales or use tax.

                                  SECTION 7
                      PUBLISHER'S DELIVERY OF PRODUCTS

     7.1 SHIPMENT AND PACKING. Unless otherwise agreed, Publisher shall, at its expense, promptly fill Reseller orders and package Products in accordance with Publisher's customary procedures. Reseller shall bear sole responsibility for all other costs and expenses associated with shipment of Products. Unless Reseller designates a preferred carrier, shipment shall be by a carrier selected by Publisher. Products shall be shipped F.O.B. point of shipment. Risk of loss of the tangible embodiment of the Products shall pass to Reseller at the time of delivery to Reseller.

     7.2 INVOICES. Publisher shall invoice Reseller upon receipt of order for all Products ordered or upon shipment, whichever is later.

     7.3 DELIVERY. Publisher shall devote reasonable efforts to ship the Products within ten (10) days after receipt and acceptance of the order pertaining to such Products.

                                  SECTION 8
                       PROPRIETARY RIGHTS OF PUBLISHER

     8.1 NO TRANSFER OF RIGHTS. All use of the Products by Reseller shall be subject to the terms and conditions of the End-User License Agreement included with each Product. This Agreement shall not be construed to grant to Reseller any right, title, or interest in any intellectual property rights embodied in or associated with the Products or any right to copy or modify the Products except as set-forth in this Agreement. Under no circumstances shall Reseller decompile the object code portion of the Products to a source code version.


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     8.2  PROHIBITION ON LOANS OR ACCESS.  Reseller agrees not to loan, rent, or provide access to the Products, for a fee or otherwise, to any third party for the purpose of any execution, use, or copying of such Products not authorized by the End-User License included with each Product.

     8.3 SURVIVAL OF PROVISIONS. The provisions of this Section 8 shall survive termination of this Agreement for any reason.


                               SECTION 9
         LIMITED WARRANTY; LIMITATION OF LIABILITIES AND REMEDIES

     9.1 SCOPE OF WARRANTY; DISCLAIMER. Publisher warrants that, for the term of one year from the execution of this Agreement and in accordance with
Section 9.4 hereof, the Products shall conform to the technical and operational specifications set forth in its then-current Product specifications, and shall be free in material respects from defects in material and workmanship; provided, however, that the foregoing warranties are expressly contingent (and shall otherwise be void) upon installation and use of the Products strictly in accordance with such specifications and without Reseller's misuse, damage, alteration, or modification thereto. Publisher further warrants that it owns or has the right to license the Products and enter into this Agreement. Warranty on any third party products provided to Reseller by Publisher will be provided by the original manufacturer of those products. THE WARRANTIES SET FORTH IN THIS SECTION 9.1 ARE IN LIEU OF ALL OTHER WARRANTIES AND PUBLISHER DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     9.2 EXCLUSIVE REMEDY. As Reseller's exclusive remedy for any defect or nonconformity in the Product, Publisher shall at Publisher's expense, promptly repair or replace the Products containing such defect or nonconformity (referred to hereinafter as "Affected Products"). In furtherance of such undertaking, if Reseller reasonably believes that any Product contains a defect or nonconformity for which Publisher is responsible, Reseller shall inform Publisher of the nature of such defect or nonconformity in reasonable detail and shall request authorization from Publisher to return the Affected Products to Publisher for repair or replacement. All Products so returned shall be shipped prepaid to Publisher's facility or authorized service center. If Publisher fails to repair or replace the Affected Products within a reasonable time after Reseller has so returned them to Publisher, Reseller shall be entitled to repayment or credit of the original price of the defective or nonconforming Product as its exclusive further remedy.

     9.3 LIMITATION OF LIABILITY. The liability of Publisher to Reseller for any claim whatsoever related to the Products or this Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the total amount of payments made to Publisher hereunder in connection with the individual sale from which the claim arose. Regardless of any other breach hereunder or any other claim by Reseller against Publisher, Publisher in no event shall be liable to Reseller for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against Reseller by any other party (except as specifically provided in Section 9 hereof), regardless of whether Publisher has been previously advised of the possibility of such claims or demands. The foregoing limitation shall not apply in the event of willful misconduct by Reseller in connection with misappropriation, disassembling, decompiling or reverse engineering of any of the Products, or any portion thereof, by Reseller, or willful misconduct by Publisher in connection with its obligations hereunder.

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     9.4  REPORTING OF WARRANTY CLAIMS.  Reseller shall report all claims based on breach of Section 9.1 hereof, including all defects or non-conformities in the Products, to Publisher within the warranty period. In its report to Publisher, Reseller shall describe the nature of its claim in reasonable detail and shall specifically identify all Affected Products and, if such claim arose after Reseller's delivery of such Products to its customers, the identity of the customers having purchased any Affected Products and the date of delivery or shipment of such Products by Reseller to such customers. Reseller shall be entitled to no remedy at law or equity with respect to any claim that Reseller has failed to report within such limitations period.

     9.5 WARRANTY TO END-USERS. Warranties and limitations on warranties and related license terms respecting undertakings to End-Users of the Products shall be as set forth in the End-User License Agreement included with the Products, which warranties shall be no less extensive than as contained herein, and which limitations on warranties shall be no less restrictive than as contained herein. Reseller shall be entitled to assert any breach of warranty claims that an End-User might have on behalf of that End-User during the period in which End-User is covered by the warranty of Publisher.

                              SECTION 10
                             INDEMNITIES

     10.1 INDEMNITY BY PUBLISHER. Notwithstanding any other provision of this Agreement, Publisher hereby indemnifies and shall hold harmless Reseller from and against any claim, actions, costs, losses, and liabilities (including, without limitation, reasonable attorney's fees) arising from allegations that the Products supplied hereunder infringe any U.S. patent, trademark, copyright or trade secret rights of any third party, and Publisher shall pay resulting reasonable costs, damages, and attorney fees finally awarded by a court of competent jurisdiction.

     10.2 INDEMNITY BY RESELLER. Reseller hereby indemnifies and shall hold harmless Publisher from and against any and all claims, actions, costs, losses, and liabilities based on or arising out of (i) any false or misleading statements made by or on behalf of Reseller to an End-User with respect to the Products, except for statements that are a direct and correct reference to information in the Product documentation and marketing materials provided by Publisher, or (ii) any willful misconduct in connection with the misappropriation, disassembling, decompiling, or reverse engineering of any of the Products, or any portion thereof, by Reseller, or (iii) any willful misconduct by Reseller constituting a material breach or violation hereof by Reseller, and Reseller shall pay resulting reasonable costs, damages, and attorney fees finally awarded by a court of competent jurisdiction.

     10.3 CONDITIONS TO INDEMNIFICATION. The foregoing indemnities are in addition to rights otherwise arising hereunder, but shall be expressly contingent on (i) the party seeking indemnify providing prompt notice to the indemnifying party of any claim, demand, or cause of action for which indemnity is sought and (ii) the indemnifying party shall fully control the defense, negotiations or settlement of any and all claims, demands, or actions.

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                                SECTION 11
                           TERM AND TERMINATION

     11.1 TERM OF AGREEMENT. This Agreement shall commence on the Effective Date, and shall continue for the period of two years (the "Initial Term"). The Program License Fee will remain annual and will be invoiced annually. All Exhibits initially or subsequently executed by both parties as relate to this Agreement shall become effective as of the date such Exhibits are accepted by Publisher. This Agreement shall be extended automatically for successive one
(1) year terms unless one party notifies the other in writing of termination at least 6 months prior to the anniversary date hereof. Notwithstanding the foregoing, Publisher may assign Reseller a revised annual Sales Quota, established in good faith and consistent with revisions applicable to other resellers at the same Program Level, in writing for each succeeding one (1) year term.

     11.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement if the other party commits a material breach of any of the terms hereof which is subject to cure by providing the other party with 30 days' written notice of such termination, including the nature of the breach upon which such notice is based. If the party receiving such notice cures the alleged breach within said 30-day period, the notice shall be deemed null and void. Notwithstanding the above, this Agreement shall terminate immediately without notice in the event of any of the following: (i) Reseller reverse engineers, disassembles or decompiles any Product to a source code version, or attempts the same; or (ii) Reseller impermissibly transfers or assigns its rights or rights to the Products.

     11.3 CONTINUING OBLIGATIONS. Notwithstanding termination or expiration in the Agreement, Reseller's obligation to pay for all Products provided hereunder shall continue. Any obligations, duties, or rights that by their nature extend beyond the expiration or termination of this Agreement, including Reseller's right to provide support, maintenance, development, upgrades and enhancements to Products, shall survive any expiration or termination and remain in effect and Publisher shall provide such technical support as may be reasonably required at Publisher's then-current fee structure to enable Reseller to exercise such rights for inventory on hand at time of notice of termination.

                               SECTION 12
                             MISCELLANEOUS

     12.1 NOTICES. All notices, demands, or other communications between the parties hereunder shall be in writing (by mail or facsimile) or electronic transmission as and when permitted by this agreement, postage or transmission costs prepaid, and shall be addressed to the parties at their Notice Addresses set forth below. All such notices, orders, acceptances and communications shall be deemed properly given when received by the party to whom it is addressed.

Until changed by written notice given in accordance with the terms of this Agreement, the Notice Addresses of the parties shall be as follows:


PUBLISHER:                                     RESELLER:
Interactive Intelligence, Inc.                 NHANCEMENT Technologies Inc.
3500 Depauw Blvd., Suite 1060                   39420 Liberty St., Suite 250
Indianapolis, IN 46268                         Fremont, CA 94538
Phone No. : 317-872-3000 x134                  Phone No.: 510-744-3333
Fax No.: 317-872-3000                          Fax No.: 510-744-3388
E-mail: miken@inter-intelli.com                E-mail: dougzorn@NHAN.com
                                                       ilinkous@voiceplus.com
Attention: Director, Channel Dev.              Attention: Douglas Zorn, Exec Vice
                                                             President & CFO
                                                          James Linkous, Vice
                                                             President, Sales

     12.2 TRADEMARKS. All trademarks, service marks, trade names, logos or other works or symbols identifying the Publisher's Products or business (the "Marks") are and will remain the exclusive property of the Publisher or its licensors, whether or not specifically recognized or perfected under the laws of the United States, or elsewhere. Reseller will not take any action that jeopardizes Publisher or its licensors' proprietary rights or acquire any rights in the Marks, except the limited use rights verified in this Agreement. Reseller will not register, directly or indirectly, any trademarks, service marks, trade names, copyrights, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks.

     Reseller may identify itself as an "Interactive Intelligence Reseller Partner" or "Premier Partner," as applicable, and use the Marks designed by Publisher in designation of the program in the United States and/or Canada in connection with Reseller's activities under this Agreement. The appropriate trademark symbol, either "-TM-" (standard trademark) or "-Registered Trademark-" (registered trademark), shall be used whenever Publisher's product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by Reseller. The appropriate trademark symbol must be used in conjunction with, at least, the first reference to each Publisher product in all Reseller circulation or publications. Publisher reserves the right to amend any Mark and agrees to notify Reseller of any such amendments that are relevant to Reseller's business.

     Publisher reserves the right to require Reseller to submit all related Product advertising and marketing material to Publisher for review and approval prior to use. Publisher also reserves the right to require Reseller to discontinue use of any such advertising and marketing materials that Publisher reasonably believes will have a detrimental effect on Publisher's business.

     12.3 CONFIDENTIALITY. Each party agrees that all source code, inventions, algorithms, and know-how it obtains from the other, as well as all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Proprietary Information"). Proprietary Information shall also include other information, whether written or oral, that by its nature is such that the parties, being sensitive to the need to protect the confidential information of the other, should inquire as to its confidential status (unless upon inquiry the party is advised that the information is not confidential). Except as expressly allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information except to employees for whom access is necessary in order to perform their jobs in accordance with the purposes of this Agreement, and even then all such employees shall be subject to written agreements similarly binding them. Notwithstanding the foregoing, Proprietary Information shall not include any information which (i) is or falls within the public domain without fault of the recipient (ii) is hereafter rightfully obtained by the recipient from a third party without breach of any obligation to the disclosing party; (iii) the recipient independently develops by employees without access to or the benefit of any Proprietary Information as shown by documentary evidence; or
(iv) is produced in compliance with applicable law or the requirement of any judicial, legislative or regulatory authority, provided that the recipient first gives the disclosing party written notice of such law or order in order that the disclosing party may have an opportunity to object and/or attempt to limit such production.

     12.4 NO ASSIGNMENT. Reseller shall not assign this Agreement without the prior written consent of Publisher other than to a successor for substantially all its business, providing that such successor is not a direct competitor of Publisher as determined in the sole discretion of Publisher. Any such impermissible attempt by Reseller to assign any of the rights, duties, or obligations of this Agreement without such consent is void.

     12.5 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.6 APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement shall be deemed to be made in the State of Indiana and shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of Indiana without regard to principles of conflicts of law.

     12.7 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors and are not partners, co-venturers, agents or representatives of each other. Neither party shall have the power to bind the other, nor shall either party misstate or misrepresent its relationship hereunder.

     12.8 NO WAIVER. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed as nor constitute a continuing waiver of such breach or of breaches of the same or other provisions of this Agreement.

     12.9 FORCE MAJEURE. Neither party shall be in default if its failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's reasonable control; provided, however, that in order to avail itself of the excuse from performance under this Section, the party seeking such excuse shall demonstrate diligence in attempting to remedy any such supervening conditions.

     12.10 EXHIBITS. All exhibits referred to in and attached to this Agreement are a part of this Agreement and are incorporated herein by reference.

     12.11 ENTIRE AGREEMENT. The parties hereto acknowledge that this Agreement is the complete and exclusive statement of their agreement and supersedes all prior understandings and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and that is signed by both parties.

     12.12 RESELLER'S APPROVAL. As long as Reseller is performing in accordance with assigned quotas, Publisher will not license into the I3 Reseller Program, any organization, which has been established with Voice Plus employees as its principals, for a period of one (1) year from the termination date of said employee without the prior written consent of VoicePlus.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set for forth below.


[PUBLISHER]                                     [RESELLER]
INTERACTIVE INTELLIGENCE, INC.                   NHANCEMENT TECHNOLOGIES INC.

By:                                              By: /s/ Douglas S. Zorn
   -------------------------------                  -----------------------------
Name:                                            Name:  Douglas S. Zorn
     -----------------------------                     --------------------------
Title:                                           Title:  Executive VP & CFO
      ----------------------------                     --------------------------
Date:                                            Date:    July 8, 1998
      --------------------, 19 ---                     --------------------------

                                       12

                                  EXHIBIT A
                       RESELLER'S AUTHORIZED LOCATIONS

Reseller designates the following as outlets to be approved by Publisher as Authorized Locations for marketing, selling, and supporting Publisher's Products (attach list if more than six):

                  SEE ATTACHMENT A FOR ADDITIONAL LOCATIONS

Location Name/Number:_________________  Location Name/Number:_________________
         Voice Plus                     ______________________________________
                                        Name
         39420 Liberty Street           ______________________________________
               Fremont, CA 94538        Street Address
                                        ______________________________________
                                        City, State, Zip Code
Phone Number 510-744-3301               ______________________________________
                                        Telephone Number
Contact James Linkous                   ______________________________________
                                        Contact
E-mail Jlinkous@voiceplus.com           ______________________________________
                                        E-mail

Location Name/Number:_________________  Location Name/Number:_________________
______________________________________  ______________________________________
Name                                    Name
______________________________________  ______________________________________
Street Address                          Street Address
______________________________________  ______________________________________
City, State, Zip Code                   City, State, Zip Code
______________________________________  ______________________________________
Telephone Number                        Telephone Number
______________________________________  ______________________________________
Contact                                 Contact
______________________________________  ______________________________________
E-mail                                  E-mail

Location Name/Number:_________________  Location Name/Number:_________________
______________________________________  ______________________________________
Name                                    Name
______________________________________  ______________________________________
Street Address                          Street Address
______________________________________  ______________________________________
City, State, Zip Code                   City, State, Zip Code
______________________________________  ______________________________________
Telephone Number                        Telephone Number
______________________________________  ______________________________________
Contact                                 Contact
______________________________________  ______________________________________
E-mail                                  E-mail

                                   EXHIBIT B
                           "PREMIER PARTNER" TERMS

By agreeing to and observing the terms and conditions of this "Premier Partner" Exhibit, Reseller shall be designated at the Program Level of "Premier Partner".

                                 SECTION B-1
                RESELLER'S OBLIGATIONS AS A "PREMIER PARTNER"

     B-1.1 REQUIREMENTS COMMITMENT. Reseller shall, during the term hereof, seek to procure from Publisher Reseller's entire requirements for products of a same or similar type as the Products, except to the limited extent Reseller is unable to satisfy its requirements for such products by obtaining Products from Publisher.

     B-1.2 SALES PROFESSIONALS. Reseller warrants that at all times it will employ a sufficient number of, but in no event less than two (2), full-time sales professionals that market and sell the Products, subject to the need from time to time to train replacements for former or disabled employees. Reseller further warrants that it will maintain at least one (1) sales professional that markets and sells the Products at each Authorized Location located more than 250 miles from Reseller's principal offices.

     B-1.3 CERTIFIED TECHNICAL PERSONNEL. Reseller warrants that at all times it will employ a sufficient number of, but in no event less than four
(4), full-time technicians trained and certified by Publisher on the Products, subject to the need from time to time to train replacements for former or disabled employees. Reseller shall bear the expense of such training including travel, lodging, and personnel costs of Reseller's employees.

                                SECTION B-2
                       RESELLER INTERNAL-USE SOFTWARE

    B-2.1 RESELLER INTERNAL-USE LICENSE. Upon execution of this Exhibit, Publisher grants Reseller a non-exclusive, non-transferable, royalty-free, terminable software license of Product (the "Reseller Internal-Use License") for internal-use only and limited to; (i) a single EIC Server Bundle license for use at one (1) location and; (ii) a total of thirty (30) station and corresponding Business User Plus workstation licenses. The delivery of the Reseller Internal-Use License by Publisher is subject to the execution by Reseller of an End-User License Agreement which shall contain the terms and conditions of the Reseller End-User License. The Reseller End-User License is software only and does not include required hardware. Reseller may purchase additional licenses for internal-use at a discount of 50% of the then-current List Price as defined in Section 4.2 of this Agreement.

                                 SECTION B-3
                                 SALES QUOTA

    B-3.1 SALES QUOTA. Reseller acknowledges that a failure to achieve the Sales Quota defined in Exhibit C may be grounds for termination as a "Premier Partner" and related benefits and reassignment to the "Reseller Partner" level, but shall not constitute a breach or default.

    IN WITNESS WHEREOF, the parties have caused this Exhibit B to be executed by their duly authorized representatives.

[Publisher]                             [Reseller]
Interactive Intelligence, Inc.          NHancement Technologies Inc.


______________________________________  /s/ Douglas S. Zorn
Signature                               --------------------------------------
                                        Douglas S. Zorn
______________________________________  Executive Vice President & CFO
Title

______________________________________  July 8, 1998
Date

                                  EXHIBIT C
                             RESELLER SALES QUOTA

Reseller shall maintain a minimum quarterly purchase volume during the term of this Agreement (the "Sales Quota"). The Sales Quota is subject to change and may be adjusted by Publisher upon renewal of this Agreement.

Following is the minimum quarterly and annual Sales Quota assigned to Reseller under the terms and conditions of this Agreement:

VOICE PLUS--FREMONT________________________________VOICE PLUS--DALLAS______
Location Name/Number                            Location Name/Number
1st Q $100K                                     1st Q $ 0K
           -------------                               ----------------------
2nd Q $100K_150K                                2nd Q $ 0K
                -------------                          ----------------------
3rd Q $150K_250K                                3rd Q $ 50K
                -------------                          ----------------------
4th Q $250K_250K                                4th Q $ 50K
                -------------                          ----------------------

VOICE PLUS--ARIZONA________________________________VOICE PLUS--UTAH______
Location Name/Number                            Location Name/Number
1st Q $   0K                                    1st Q $ 0K
            ---  ----------                            ----------------------
2nd Q $   0K                                    2nd Q $ 0K
            ------  -------                            ----------------------
3rd Q $  50K                                    3rd Q $ 50K
            ---------  ----                            ----------------------
4th Q $  50K                                    4th Q $ 50K
            -------------                              ----------------------

VOICE PLUS--NEW YORK_______________________________VOICE PLUS--GEORGIA______
Location Name/Number                            Location Name/Number
1st Q $   0K                                    1st Q $ 0K
            ---  ----------                            ----------------------
2nd Q $   0K                                    2nd Q $ 0K
            ------  -------                            ----------------------
3rd Q $  50K                                    3rd Q $ 50K
            ---------------                            ----------------------
4th Q $  50K                                    4th Q $ 50K
            -------------                              ----------------------

TOTAL SALES QUOTA:                                  = $ 1,250,000
                                                       ----------------------

***As an incentive to increase the productivity in all remote locations, Reseller is hereby granted three (3) additional training credits for the first year only. Note: Questions: These are wholly owned subsidiaries or controlled affiliates. Billing will be centralized through NHancement Technologies Inc. in Fremont, CA. Sales quotas can be aggregated and/or allocated
     IN WITNESS WHEREOF, the parties have caused this Exhibit to be executed by their duly authorized representatives.

[Publisher]                                   [Reseller]
Interactive Intelligence, Inc.                NHancement Technologies Inc.

                                              /s/ Douglas S. Zorn
----------------------------------            --------------------------------
Signature                                     Signature
                                              Douglas S. Zorn
----------------------------------            ---------------
----------------------------------
Name                                          Name

----------------------------------
    CFO
       ----------------------------------
Title                                         Title  EXEC. VP & CFO

----------------------------------            --------------------------------
Date                                          Date   July 8, 1998

Exhibit A Attachment


Voice Plus
EXHIBIT A ATTACHMENT



Voice Plus
39420 Liberty St., Suite 250
Fremont, CA 94538

Voice Plus
-----------------------------
8502 E. Via de Ventura, Suite 221
Scottsdale, AZ 85258

Voice Plus
1398 Linfield Drive
Roseville, CA 95678

Voice Plus
342 Madison Ave., Suite 1425
New York, NY 10173-2002

Voice Plus
5485 Belt Line Road, Suite 395
Dallas, TX 75240

Voice Plus
3607 S. Royal Scott Drive
West Valley, UT 84128

Voice Plus
10145 Bluejack Court
Roswell, GA 30076

Voice Plus
316 S. 52nd Street, Suite 106
Tempe, AZ 85281

Voice Plus
116 North Page Street
Portland, OR 97227